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                                                                   Exhibit 99.1



For Immediate Release
---------------------
Contact: James R. Moore
Urstadt Biddle Properties Inc.
(203) 863-8200

                         URSTADT BIDDLE PROPERTIES INC.
                              ANNOUNCES OFFERING OF
                    4,800,000 SHARES OF CLASS A COMMON STOCK

GREENWICH, CONNECTICUT, October 26, 2001 ...Urstadt Biddle Properties Inc. (NYSE: UBP.A and UBP) today announced that a Registration Statement filed with the Securities and Exchange Commission in connection with the Company's proposed public offering was declared effective on October 25, 2001.

The Registration Statement covers the offering of 4,800,000 shares of the Company's Class A common stock at $9.30 per share (subject to an option of the underwriters to purchase 720,000 additional shares). All of the shares registered are being offered by the Company.

Ferris, Baker Watts, Inc., is acting as lead manager for the offering, and J.J.B. Hilliard, W.L. Lyons, Inc. and Advest, Inc. are acting as co-managers of the offering.

UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns twenty four (24) properties containing more than
2.6 million square feet of space.

Copies of the final prospectus may be obtained from Ferris, Baker Watts, Inc., 1700 Pennsylvania Avenue NW, Seventh Floor, Washington, D.C. 20006; J.J.B. Hilliard, W.L. Lyons, Inc., 501 S. Fourth Avenue, Louisville, KY 40202; and Advest, Inc. One Rockefeller Plaza, 20th Floor, New York, NY 10020. The shares are only offered by means of the prospectus included in the Registration Statement and the prospectus related to this offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.